Exhibit 10.1

Execution Copy

AMENDMENT NO. 2

TO THE

SECURITIES PURCHASE AGREEMENT

July 14, 2016

EnteroMedics Inc., a Delaware corporation (the “Company”), and the undersigned investor (the “Investor”), together with certain other Investors listed on the Schedule of Buyers attached to the Purchase Agreement (as defined below) (individually, a “Buyer” and collectively, the “Buyers,” or in reference to Notes (as defined), individually a “Holder” or collectively “Holders”), are parties to that certain Securities Purchase Agreement dated November 4, 2015, as amended by Amendment No. 1 thereto dated May 2, 2016 (collectively, the “Original Agreement”, as amended hereby, the “Amended Purchase Agreement”) pursuant to which the Company has issued and sold, and will issue and sell, certain senior convertible notes (the “Notes”) to the Buyers. All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. Effective as of the time (the “Effective Time”) the Required Holders shall have executed amendments to the Original Agreement in the form of this Amendment No. 2 with the Company (other than the identity of such Buyer and any provisions with respect to legal fees reimbursement) (such other agreements, the “Other Amendment Agreements” and together with this Amendment No. 2, the “Amendment Agreements”), the parties, intending to be legally bound, hereby agrees to the following:

1.	Consent under Section 7(g) of the Notes. Pursuant to Section 7(g) of the Notes, the Holder hereby irrevocably consents to the Company, at any time and from time to time during the term of the Notes, reducing the then current Conversion Price (as defined in the Notes) of any or all of the Notes, now or hereafter issued, to any amount, for any period of time and for all or any portion of the principal amount thereof and accrued interest thereon as set forth in one or more written notices delivered by the Company to each holder of Notes then outstanding from time to time. Such written notices to each holder of Notes shall not be delivered during any time that an Eligible Market or OTC Market is open for trading. Holder and the Company agree that any reduced Conversion Price may be established at a fixed price or by reference to a formula that may be determined at the time of first offer of the reduced Conversion Price or may not be determinable until a future time and that any such reduced Conversion Price may be at such discount to any closing price for the Common Stock or any formula for averaging such closing price or VWAP with respect to the Common Stock as the Company shall determine.

2.	Amendments to Original Agreement. The parties hereto hereby agree to the following amendments to the Original Agreement, effective as of the Effective Time:

(a) Amendment to Recital F. Recital F of the Original Agreement is hereby amended and restated as follows:

“F.	During the period from July 1, 2016 through, and including, the sixth (6th) Trading Day immediately prior to the Fourth Closing Date (as defined below) (such period shall be referred to herein as the “Conversion Period”), the Conversion Price (as defined in the Notes) may be lowered, from time to time, by the Company below the Conversion Price then in effect pursuant to Section 7(g) of the Notes for such period of time and to such conversion price(s) as specified in one or more written notices by the Company to each Holder of Notes (each, a “Voluntary Adjustment”, and the sum of such portion of the aggregate principal amount of any Notes converted into shares of Common Stock at a conversion price lowered in a Voluntary Adjustment with respect to any given Holder of Notes, in the aggregate, plus the aggregate principal amount of Notes with respect to any given Holder of Notes converted into shares of Common Stock pursuant to Section 8 of the Notes during the Conversion Period the “Adjustment Note Amount”). On the Fourth Closing Date, each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, at the Fourth Closing (as defined below): (i) a Note in such aggregate original principal amount (each, a “Fourth Closing Note Amount”) as set forth in the Fourth Closing Notice (as defined below) of such Buyer, which shall not be less than fifty percent (50%) of the Adjustment Note Amount of such Buyer and shall not exceed the aggregate original principal amount set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers (which aggregate principal amount for all Buyers shall not exceed $6,250,000)(each, a “Fourth Note”, and collectively, the “Fourth Notes”)(as converted, collectively, the “Fourth Conversion Shares”) and (ii) a Warrant to initially acquire up to 1,175.2416 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after July 14, 2016) for each $1,000 of aggregate original principal amount of Fourth Notes to be purchased by such Buyer in the Fourth Closing (such aggregate number of Warrant Shares with respect to such Buyer, the “Fourth Closing Warrant Amount”, and such Warrants, the “Fourth Warrants”) (as exercised, collectively, the “Fourth Warrant Shares”). ”

(b) Amendment to Section 1(a)(iv). Section 1(a)(iv) of the Original Agreement is hereby amended and restated as follows:

“(iv) Fourth Closing.

(A) General. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(d), 7(d) below and this Section 1(a)(iv), the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, shall purchase from the Company on the Fourth Closing Date, a Fourth Note in the original principal amount equal to the Fourth Closing Note Amount along with Fourth Warrants to initially acquire up to such aggregate number of Fourth Warrant Shares equal to the Fourth Closing Warrant Amount of such Buyer (the “Fourth Closing”).

(B) Mechanics. On or prior to the fifth (5th) Trading Day immediately prior to the Fourth Closing Date (the “Fourth Closing Notice Date”), each Buyer shall deliver a written notice to the Company (each, a “Fourth Closing Notice”) electing to purchase in the Fourth Closing, subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(d), 7(d) below and this Section 1(a)(iv), (x) such aggregate principal amount of Fourth Notes as set forth in the Fourth Closing Notice, which shall not be less than fifty percent (50%) of the Adjustment Note Amount of such Buyer and shall not be greater than such aggregate original principal amount of Fourth Notes as set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers and (y) Fourth Warrants to initially acquire up to such aggregate number of Fourth Warrant Shares equal to the Fourth Closing Warrant Amount of such Buyer, which, shall not exceed such aggregate number of Fourth Warrant Shares as set forth opposite such Buyer’s name in column (6) on the Schedule of Warrants. If a Buyer fails to deliver a Fourth Closing Notice to the Company on or prior to the Fourth Closing Notice Date, such Buyer shall be deemed to have elected to purchase, subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(d), 7(d) below and this Section 1(a)(iv), (x) such aggregate principal amount of Fourth Notes equal to fifty percent (50%) of the Adjustment Note Amount of such Buyer and (y) Fourth Warrants to initially acquire up to such aggregate number of Fourth Warrant Shares equal to the Fourth Closing Warrant Amount of such Buyer.”

(c) Amendment to Section 1(b)(iv). Section 1(b)(iv) of the Original Agreement is hereby amended and restated as follows:

“(iv) Fourth Closing. The date and time of the Fourth Closing (the “Fourth Closing Date,” and together with the First Closing Date, the Second Closing Date, and the Third Closing Date, each, a “Closing Date”) shall be December 1, 2016 or such earlier date as the Buyers and the Company shall agree (or, if such date is not a Trading Day, the immediately succeeding Trading Day), subject to the satisfaction or waiver of the conditions to the Fourth Closing set forth in Section 1(a)(iv) above and Section 6(d), Section 7(d) below (or such other date as is mutually agreed to by the Company and each Buyer), as evidenced by the Fourth Closing Notice (or by a notice delivered by the Company to such Buyer if such Buyer fails to timely deliver such Fourth Closing Notice). For the avoidance of doubt (x) the Company shall not be entitled to effect a Fourth Closing if on the Fourth Closing Date there is an Equity Conditions Failure (as defined in the First Notes) (unless such Equity Conditions Failure has been waived in writing by the Buyers) and (y) if some, but not all, of the Buyers waive an applicable Equity Conditions Failure or other condition to the Fourth Closing, the Fourth Closing shall occur solely with respect to such waiving Buyers. If the Fourth Closing has not occurred on or prior to December 30, 2016, no Fourth Closing shall occur hereunder.”

(d) Amendment to Section 1(c)(iv). Section 1(c)(iv) of the Original Agreement is hereby amended and restated as follows:

“(iv) Fourth Purchase Price. The aggregate purchase price for the Fourth Notes and the Fourth Warrants to be purchased by each Buyer at the Fourth Closing (the “Fourth Purchase Price”, and together with the First Purchase Price, the Second Purchase Price, and the Fourth Purchase Price, the “Purchase Price”) shall be an aggregate cash amount equal to $1,000 per each $1,000 of aggregate original principal amount of Notes to be purchased by such Buyer at the Fourth Closing, but in no event greater than the amount set forth opposite such Buyer’s name in column (9) on the Schedule of Buyers.”

(e) Amendment to Section 1(d)(iv). Section 1(d)(iv) of the Original Agreement is hereby amended and restated as follows:

“(iv) On the Fourth Closing Date, (A) each Buyer shall pay its respective Fourth Purchase Price (less, in the case of CVI, the amounts withheld pursuant to Section 4(j)) to the Company for the Fourth Notes and the Fourth Warrants to be issued and sold to such Buyer at the Fourth Closing, by wire transfer of immediately available funds in accordance with the Fourth Flow of Funds Letter (as defined below) and (B) the Company shall deliver to each Buyer a Fourth Note in the original principal amount equal to the Fourth Closing Note Amount along with Fourth Warrants to initially acquire up to such aggregate number of Fourth Warrant Shares equal to the Fourth Closing Warrant Amount of such Buyer, in each case, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.”

(f) Amendment to Section 7(d)(i). Section 7(d)(i) of the Original Agreement is hereby amended and restated as follows:

“(i) The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents and the Company shall have duly executed and delivered to such Buyer a Fourth Note in the original principal amount equal to the Fourth Closing Note Amount along with Fourth Warrants to initially acquire up to such aggregate number of Fourth Warrant Shares equal to the Fourth Closing Warrant Amount of such Buyer being purchased by such Buyer at the Fourth Closing pursuant to this Agreement.”

3.	Waivers.

(a) Equity Conditions Waiver. Effective as of the Effective Time, solely for purposes of satisfying the conditions to the Fourth Closing set forth in Sections 1(a)(iv), 6(d) and 7(d) of the Amended Purchase Agreement (and not with respect to any term or condition of any Note), the Investor hereby waives, in part, (x) any Volume Failure, solely to the extent the definition of Volume Failure in the Notes would be satisfied with “$100,000” replacing “125,000” therein and (y) any Price Failure, solely to the extent the definition of Price Failure in the Notes would be satisfied with “$0.20” replacing “$1.24995” therein.

(b) Pre-Delivery Waiver. With respect to each Installment Date (as defined in the Notes), the Investor hereby waives (each, a “Pre-Delivery Waiver”) the Company’s obligation to deliver Pre-Installment Conversion Shares (as defined in the Notes) to the Investor, solely to the extent of such aggregate number of Pre-Installment Conversion Shares (collectively, the “Blocked Pre-Installment Conversion Shares”) that upon issuance to the Investor would otherwise result in a breach Section 3(d) of the Notes then held by the Investor as of the date the Company is required to deliver such Pre-Installment Conversion Shares to the Investor in accordance with the terms of the Notes (each, a “Pre-Installment Share Delivery Date”) (as designated in writing by the Investor to the Company on or prior to the applicable Pre-Installment Share Delivery Date); provided, that, the Investor may withdraw any given Pre-Delivery Waiver (in increments not less than the lesser of (x) 250,000 shares of Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) and (y) the aggregate number of Blocked Pre-Installment Conversion Shares then remaining for such Installment Date), in whole in part, by delivery of a subsequent written notice to the Company (each, a “Withdrawal Notice”, and the date thereof, a “Withdrawal Notice Date”), which Withdrawal Notice shall specify: (x) the number of additional Blocked Pre-Installment Conversion Shares (the “Withdrawal Shares”) that may, as of the applicable Withdrawal Notice Date, be issued and delivered to the Investor without breaching Section 3(d) of the Notes of the Investor and (y) the date such Withdrawal Notice shall be deemed effective and that the Company shall be required to deliver such Withdrawal Shares to the Investor (or its designee), which shall be the third (3rd) Trading Day after the applicable Withdrawal Notice Date (each, a “Withdrawal Share Delivery Date”); provided, further, that the waiver set forth in this Section 3(b) shall not (I) waive the Company’s obligation to deliver Pre-Installment Conversion Shares related to any Installment Date to the Investor that are not Blocked Pre-Installment Conversion Shares, (II) constitute a Deferral (as defined in the Notes) or (III) reduce or otherwise limit the number of Post-Installment Conversion Shares (as defined in the Notes) required to be delivered to the Investor pursuant to Section 8 of the Notes on the applicable Installment Date: and provided, further that Investor may not request a Withdrawal Share Delivery Date during the five (5) consecutive Trading Period ending on and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Installment Notice. The Company hereby acknowledges and agrees to this Section 3(b) and agrees to deliver the applicable Withdrawal Shares to the Investor by the applicable Withdrawal Share Delivery Date in accordance with the conversion procedures set forth in Section 3 hereunder, mutatis mutandis.

(c) Acceleration Waiver. The Company hereby waives all restrictions to the occurrences of Accelerations set forth in the last sentence of Section 8(e) of the Notes.

(d) Waiver of Event of Default. The Investor hereby waives each Event of Default due to an occurrence of the events set forth in Section 4(a)(i) of the Notes as a consequence of any suspension of trading or failure of the Common Stock to be trading or listed on an Eligible Market so long as the Comon Stock is trading or listed on one of the OTC Markets.

4.	Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., New York City Time, on the first Business Day after the date of this Amendment No. 2, publicly file a Current Report on Form 8-K disclosing all material terms of this Amendment No. 2 and attaching the form of this Amendment No. 2 as an exhibit to such filing. As of the date of the issuance of the Form 8-K, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees, affiliates or agents, that is not disclosed in the Form 8-K. In addition, effective upon the issuance of the Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate and be of no force or effect. The Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees, affiliates and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Investor. To the extent that the Company delivers any material, non-public information to the Investor without the Investor’s express prior written consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing in effecting transactions in securities of the Company.

5.	Entire Agreement; Amendment; Severability. This Amendment No. 2 together with the Original Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment No. 2; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement, and the reference to “time of execution of this Agreement” set forth in Section 13(a) shall continue to refer to the time of execution of the Original Agreement.

6.

Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of Amendment No. 2 shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Amendment No. 2 and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AMENDMENT NO. 2, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

7.	Counterparts. This Amendment No. 2 may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

8.

Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a “Settlement Document”), is or will be more favorable to such Person than those of the Investor and this Amendment No. 2. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Investor immediately following the occurrence thereof and (ii) the terms and conditions of this Amendment No. 2 shall be, without any further action by the Investor or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Investor may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Amendment No. 2 shall apply to the Investor as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Investor. The provisions of this Section 8 shall apply similarly and equally to each Settlement Document.

9.	Independent Nature of Buyers’ Obligations and Rights. The obligations of the Investor under this Amendment No. 2 and the other Buyers under any Other Amendment Agreement are several and not joint with the obligations of any other Buyer, and the Investor shall not be responsible in any way for the performance of the obligations of any other Buyer under any Other Amendment Agreement. Nothing contained herein or in any Other Amendment Agreement, and no action taken by the Investor pursuant hereto or any other Buyer pursuant to thereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by this Amendment No. 2 or any Other Amendment Agreement and the Company acknowledges that the Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Amendment No. 2 and any Other Amendment Agreement. The Company acknowledges and the Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Amendment No. 2, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

10.	Fees and Expenses. The Company shall reimburse counsel to the lead Buyer for its legal fees and expenses in connection with the preparation and negotiation of this Amendment No. 2 and transactions contemplated thereby, by paying on or prior to the fifth (5th) Business Day immediately following the date hereof any such amount to Kelley Drye & Warren LLP (the “Counsel Expense”) by wire transfer of immediately available funds in accordance with the written instructions of Kelley Drye & Warren LLP delivered to the Company in an amount not to exceed $10,000. The Counsel Expense shall be paid by the Company whether or not the transactions contemplated by this Amendment No. 2 are consummated. Except as otherwise set forth above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Amendment No. 2. The Company shall pay all stamp and other taxes and duties levied in connection with the transactions contemplated hereby, if any.

[Remainder of Page Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Amendment No. 2 to be duly executed as of the date first written above.

COMPANY:

ENTEROMEDICS INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Amendment No. 2 to be duly executed as of the date first written above.

INVESTOR:

CVI INVESTMENTS, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to Amendment No. 2 to be duly executed as of the date first written above.

INVESTOR:

HUDSON BAY MASTER FUND LTD.

By:
Name:
Title:

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Amendment No. 2 to be duly executed as of the date first written above.

INVESTOR:

SABBY HEALTHCARE MASTER FUND, LTD.

By:
Name:
Title:

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Amendment No. 2 to be duly executed as of the date first written above.

INVESTOR:

SABBY VOLATILITY WARRANT MASTER FUND, LTD.

By:
Name:
Title:

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Amendment No. 2 to be duly executed as of the date first written above.

INVESTOR:

ALTO OPPORTUNITY MASTER FUND, SPC

By:
Name:
Title: